                                                                   EXHIBIT 10.54
                                                            FORM PROMISSORY NOTE

DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $___________._____ HAVE BEEN
OR WILL BE PAID TO THE COMPTROLLER OF ORANGE COUNTY, FLORIDA IN CONNECTION WITH THE STOCK PLEDGE AND SECURITY AGREEMENT OF EVEN DATE HEREWITH

MAITLAND, FLORIDA                                               $___________.___
_____________, 1996

                                PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of Phoenix International Ltd., Inc. ("Lender"), at Lender's offices at 900 Winderely Place, Suite 140, Maitland, Florida 32751, or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of _______________________________ and _____/100 Dollars
($_____________.____), together with interest until paid in full at the rate or rates provided below and any and all other sums which may be owing to the holder of this Promissory Note by Borrower pursuant to this Promissory Note. The following terms shall apply to this Promissory Note.

     1. Interest. From the date hereof until all sums due hereunder, including principal, interest, charges, fees and expenses are paid in full, the principal amount outstanding from time to time pursuant to this Promissory Note shall bear interest as follows (Check One):

     [ ] No Interest. Unless and until a Default (defined below) has occurred, no interest shall be paid with respect to the principal balance hereof.

     [  ] Fixed Rate.  At the fixed per annum rate of ________%.

     If no box in this Section is marked, this Promissory Note shall bear interest at the fixed per annum rate of eight percent (8%). Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor times the actual days on which there exists an unpaid balance hereunder.

     2. Repayment. The balance of this Promissory Note shall be paid as follows (check one):

     [ ] a. Semi-monthly Payments. Beginning on the last day of the calendar month in which this Promissory Note is executed and continuing on the fifteenth day and last business day of each successive calendar month thereafter, until ____________, 199___, which date is the final and absolute maturity date of this Promissory Note ("Maturity Date"), Borrower shall pay to the holder ______ semi-monthly installments of principal and interest, each in amount of __________________________ and ____/100 Dollars ($___________.___), and a final payment of ______________________ and ____/100 Dollars ($__________.___),
together with all fees and other charges due under or pursuant to this Promissory Note, as of the date each such payment is due.

     [ ] b. Time. The entire principal balance and any and all interest, fees, charges and expenses shall be paid in full on or before _______________________, 199___, which date is the final and absolute maturity date of this Promissory Note ("Maturity Date").

     On the Maturity Date, in addition to all other payments required hereunder, all sums due hereunder, including principal, interest, charges and fees, shall be paid in full.

     3. Application Of Payments; Prepayment. All payments made hereunder shall be applied in such order or proportion as the holder, in the holder's sole discretion, may elect from time to time. Borrower may prepay this Promissory
Note in whole or in part at any time without premium or penalty interest. All prepayments hereunder shall be applied to the principal balance in the inverse order of scheduled maturities.

     4. Security. This Promissory Note is secured by any property described as collateral in any security agreement, mortgage, deed of trust, pledge agreement or other document previously, simultaneously, or hereafter entered into by Borrower in connection with any obligation or liability of Borrower to Lender or any affiliate of Lender, such other security document(s) including but not limited to the Stock Pledge and Security Agreement of even date herewith between Borrower and Lender ("Agreement"). This Promissory Note specifically incorporates by reference, as if fully set forth herein, all of the language and provisions of the security documents described generally or specifically above.

     5. Default. The occurrence of any of the following shall immediately constitute a default ("Default") hereunder: (i) Borrower fails, for any reason, to pay the amounts payable under this Promissory Note when and as due; (ii) Borrower dies or ceases, for any reason, to be an employee of Lender; (iii) any representation or warranty made by Borrower under this Promissory Note or any other Obligation Documents (defined below) shall be untrue or incorrect in any respect, or Borrower shall violate any covenant or agreement made under this Promissory Note or any other Obligation Documents; or (iv) Borrower becomes unable to pay its debts as they become due or a petition is filed, a proceeding is commenced or an assignment for the benefit of creditors is made, by or against Borrower, for relief under any federal or state bankruptcy, insolvency or other law relating to the relief of debtors.

     6. Rights Upon Default. Immediately upon the occurrence of a Default, the holder may, in its sole discretion and without notice or demand: (i) declare the entire unpaid balance hereof and all other sums due hereunder and under any other Obligation Documents (defined below) immediately due and payable; (ii) may charge interest at a rate of ten percent (10%) per annum on the unpaid principal balance hereunder, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, (iii) exercise any other right or remedy under Agreement or any other agreement or document executed by or on behalf of Borrower to or for the benefit of Lender or any holder (collectively with the Agreement, the "Obligation Documents"); or
(iii) exercise any right or remedy provided by applicable law. Notwithstanding the foregoing, the obligations of Borrower under this Promissory Note shall automatically be immediately due and payable in full upon a Default under
Section 5(iv) above.

     7. Interest Rate After Judgment; Costs of Collection. If judgment is entered against Borrower on this Promissory Note or any other Obligation Documents, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the above described default interest rate, to be determined on the date of the entry of the judgment. Should this Promissory Note or any other Obligation Documents be referred to an attorney for collection, whether or not suit has been filed, Borrower shall pay all of the holder's costs and expenses, including reasonable attorneys' fees, resulting from such referral.

     8. WAIVER OF PRESENTMENT, PROTEST AND NOTICE OF DISHONOR. BORROWER, AND ALL PARTIES HERETO, WHETHER MAKER, INDORSER, OR GUARANTOR, WAIVE PRESENTMENT, NOTICE OF DISHONOR AND PROTEST.

     9. Extensions Of Maturity. Borrower and all parties hereto, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time without releasing, discharging, or affecting the liability of such party.

     10. Manner and Method of Payment. WITHOUT IN ANY WAY LIMITING OR CONDITIONING THE BORROWER'S OBLIGATIONS HEREUNDER, ALL PAYMENTS OWED UNDER THIS PROMISSORY NOTE SHALL BE PAID BY DIRECT DEDUCTION FROM THE BORROWER'S WAGES IN THE AMOUNT WHICH ARE TO BE PAID IN ACCORDANCE WITH SECTION 2.A. ABOVE WHEN AND AS DUE. THE BORROWER HEREBY AUTHORIZES AND CONSENTS TO SUCH WAGE DEDUCTION BY LENDER AND AGREES TO EXECUTE AND DELIVER TO THE LENDER ALL CONSENTS AND OTHER DOCUMENTATION REQUIRED BY THE LENDER TO DEDUCT THE AMOUNTS OWED HEREUNDER FROM THE BORROWER'S WAGES. All payments called for in this Promissory Note shall be made in lawful money of the United States of America and, if made by check or other payment instrument shall represent immediately available funds. In the holder's discretion, any payment made by check or other payment instrument shall not be deemed to have been made until the funds represented thereby have been collected by the holder.

     11. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the Agreement for the giving of notices under the Agreement; provided that all notices and demands for payment from the holder actually received by Borrower shall be effective upon the receipt thereof by Borrower.

     12. Assignability. This Promissory Note may be assigned by Lender or any holder at any time or from time to time. Borrower may not assign its obligations under this Promissory Note without the express written consent of Lender. Any attempted assignment without the Lender's approval shall be null and void.

     13. Liability; Binding Nature. All liabilities under this Promissory Note shall be joint and several with respect to each person or entity that is executing this Promissory Note. This Promissory Note shall inure to the benefit of and be enforceable by Lender and Lender's successors and assigns and any other person to whom Lender or any holder may grant an interest in Borrower's obligations hereunder, and shall be binding and enforceable against Borrower and Borrower's personal representatives, successors and permitted assigns, including trustees and receivers.

     14. Invalidity Of Any Part. If any provision or part of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

     15. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Promissory Note shall be governed, construed and interpreted in accordance with the laws of the State of Florida, even if the Florida rules governing conflicts of laws would otherwise require that the laws of another jurisdiction govern this Promissory Note. Borrower consents to the jurisdiction and venue of the courts of any county in the State of Florida or to the jurisdiction and venue of the United States District Court for any District of Florida in any action or judicial proceeding brought to enforce, construe or interpret this Promissory Note. Borrower agrees that any forum other than the State of Florida is an inconvenient forum and that a suit (or non-compulsory counterclaim) brought by Borrower against Lender in a court of any state other than the State of Florida should be forthwith dismissed or transferred to a court located in the State of Florida.

     16. MAXIMUM RATE OF INTEREST. Notwithstanding any provision of this Promissory Note to the contrary, Borrower shall not be obligated to pay interest hereunder in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Promissory Note or the laws of the United States applicable to loans in such state. If any provision of this Promissory Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid hereunder shall be held subject to reduction to the amount allowed under applicable law, and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding under this Promissory Note. Borrower acknowledges that it has been contemplated at all times by Borrower that the laws of the State of Florida will govern the maximum rate of interest that it is permissible for the holder of this Promissory Note to charge Borrower under this Promissory Note.

     17. Unconditional Obligations. Borrower's obligations under this Promissory Note shall be the absolute and unconditional obligation of Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which Borrower might otherwise have against the holder of this Promissory Note, and Borrower shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off. TIME IS OF THE ESSENCE OF THIS PROMISSORY NOTE.

     18. Seal and Effective Date. This Promissory Note is an instrument executed under seal and is effective and enforceable as of the date set forth on the first page hereof.

     IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note under seal as of the date first above written.


WITNESS:                                   BORROWER:


__________________________                 _______________________________(SEAL)

                                           Name: _________________________


                                           ____________________________________
                                           (Street Address)
                                           ____________________________________
                                           (City-State-Zip)
                                           ____________________________________
                                           (Telephone)

                                ACKNOWLEDGEMENT

STATE OF FLORIDA, COUNTY OF ___________________, TO WIT:

     The foregoing Promissory Note was acknowledged before me this _____ day of _________, 1996 by _______________________________, who is personally known to me or who has produced _______________________________ as identification.

                                    _______________________________________
                                    Signature of Notary
                                    _______________________________________
                                    Printed/Stamped Name of Notary